Exhibit 99.1

                MBIA Responds to Moody's Announcement

    ARMONK, N.Y.--(BUSINESS WIRE)--Dec. 6, 2007--MBIA Inc. (NYSE:
MBI), the holding company for MBIA Insurance Corporation, today issued the following statement in response to the announcement issued by Moody's Investors Service on Wednesday, December 5.

    "We note Moody's announcement concerning financial guarantors. Contrary to some press reports, Moody's has not taken any rating actions with respect to MBIA. Moody's indicated that, similar to several other monoline insurers, MBIA is somewhat likely to require additional capital. The Company believes that maintaining a strong balance sheet and an adequate capital cushion is prudent. Therefore, the Company has been pursuing capital contingency plans, even in the absence of any immediate rating agency requirements."

    MBIA Inc., through its subsidiaries, is the world's largest financial guarantor and a provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Insurance Corp. has financial strength ratings of Triple-A from Moody's Investors Service, Standard & Poor's Ratings Services and Fitch Ratings. MBIA has offices in London, Madrid, Mexico City, Milan, New York, Paris, San Francisco, Sydney and Tokyo. Please visit MBIA's Web site at www.mbia.com.

    CONTACT: MBIA Inc.
             Media:
             Elizabeth James, 1-914-765-3889
             or
             Investor:
             Greg Diamond, 1-914-765-3190